Exhibit 23.2

       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-140630 of our report dated April 30, 2007 (June 22, 2007 as to the first paragraph of Note 8) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/DELOITTE & TOUCHE LLP

San Jose, California
June 25, 2007